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                                 EXHIBIT 99.4

                   PRELIMINARY COPY DATED _________ __, 199__
                               FOR REVIEW ONLY



                   PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

                                      OF

                      UTAH RESOURCES INTERNATIONAL, INC.

         The undersigned, revoking any proxy heretofore given, hereby appoints John Fife, who holds the power to appoint a substitute, proxy of the undersigned, with full power of substitution, with respect to all of the shares of common stock of Utah Resources International, Inc. in which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Utah Resources, International, Inc., to be held on _____________ ___, 199__, and any adjournment thereof.


         In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

PROPOSAL 1:               APPROVAL OF AMENDMENT TO THE COMPANY'S
                          ARTICLES OF INCORPORATION TO EFFECT THE
                          REVERSE SPLIT

                          [ ] FOR          [ ] AGAINST              [ ] ABSTAIN



                          THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED
                          FOR THE MATTER SPECIFICALLY REFERRED TO ABOVE.


PROPOSAL 2:    ELECTION OF FIVE DIRECTORS TO HOLD OFFICE UNTIL
               THE NEXT ANNUAL MEETING

        [ ] For all nominees listed below (except as marked to the contrary below).

        [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

          John M. Fife, David Fife, Lyle D. Hurd, Jr., Stuart B. Peterson and Gregory White
          (Instructions: to withhold authority, to vote for any individual nominee write that nominee's name on the line provided below).

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     THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE.  IF NO SPECIFICATION IS MADE,
     THIS PROXY WILL BE VOTED FOR ALL THE NOMINEES LISTED ABOVE.



                                                 Dated ____________ ____, 199__



___________________________                    ___________________________
Print Name                                     Signature


____________________________                   ____________________________
Print Name                                     Signature

____________________________                   ____________________________
(Number of Shares                              Title
  Held of Record)

         Please sign as name appears to the left. If stock is registered in the name of two or more persons, each should sign. Executors, attorneys, corporate officers, administrators and trustees should add their titles.